Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Fourth Quarter and Full-Year 2025 Results

Achieved 2025 Financial Guidance

Introduces 2026 Financial Guidance
Consistent with Progress Toward 2028 Outlook

Increased Quarterly Dividend
by 33% to $0.10 Per Share

SUSSEX, WI, February 17, 2026 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a marketing experience company that solves complex marketing challenges for its clients, today reported results for the fourth quarter and fiscal year ended December 31, 2025.

Recent Highlights

•Realized Net Sales of $2.4 billion in 2025 compared to $2.7 billion in 2024, representing a 9.4% decline in Net Sales, or a 4.8% decline in Net Sales when excluding the 4.6% impact of the divestiture of the Company’s European operations, compared to 9.7% decline in 2024.
•Improved Net Earnings to $27 million or $0.54 Diluted Earnings Per Share in 2025 compared to Net Loss of $51 million or $1.07 Diluted Loss Per Share in 2024.
•Reported Adjusted EBITDA of $196 million in 2025 compared to $224 million in 2024.
•Increased Adjusted Diluted Earnings Per Share by 19% to $1.01 in 2025 compared to $0.85 per share in 2024.
•Delivered $96 million of Net Cash provided by Operating Activities and $51 million of Free Cash Flow in 2025, while also generating $37 million of cash from asset sales, including the sale of the Greenville, Mich., building and an ancillary building in Sussex, Wis., during the fourth quarter.
•Continued to win integrated creative and media work with premier brands, including Scandinavian Designs, Valvoline Instant Oil Change and The Gorilla Glue Company.
•Completed the integration of Enru’s co-mail volume and high-density co-mailing capabilities, expanding mail pool sizes, improving sortation levels, and delivering higher postage savings for clients.
•Reduced Net Debt by $42 million during 2025 to $308 million and achieved Net Debt Leverage of 1.57x at December 31, 2025.
•De-risked pension plan by annuitizing approximately one-third of pension obligations.
•Provided $22 million of shareholder returns in 2025 through $14 million of cash dividends and $8 million of share repurchases.
•Declared quarterly dividend of $0.10 per share payable March 13, 2026, enabled by strong cash flow.
•Introduces 2026 guidance with continued progress toward 2028 financial outlook.

Joel Quadracci, Chairman and Chief Executive Officer of Quad, said: “In 2025, we made significant operational progress and delivered solid financial results, achieving our full-year financial guidance. While reported sales declined as planned, we generated strong cash flow, reinforcing our ability to invest in long-term growth, reduce debt and provide strong shareholder returns.

“We are gaining momentum in shifting our revenue mix toward higher-value offerings, including Targeted Print—such as direct mail, packaging and in-store—and integrated marketing services, supported by our data and technology capabilities. Strong demand for these solutions is driving larger, more strategic engagements with leading brands, which we believe will support sustainable long‑term growth.

“Operationally, we advanced key initiatives to strengthen our cost structure and scale, including automation, AI-enabled tools and the integration of Enru’s co-mailing capabilities. These improvements are driving greater cost efficiency and allow us to deliver meaningful value to our clients, including helping offset escalating postage costs. In 2026, we remain focused on executing our strategy and advancing toward our long-term growth and margin objectives.”

Added Tony Staniak, Chief Financial Officer and Treasurer of Quad: “The 2025 financial results and our 2026 financial guidance demonstrate meaningful progress toward achieving an inflection to Net Sales growth in 2028. Our Net Sales decline improved from 9.7% in 2024 to 4.8% in 2025 excluding the European divestiture, and in 2026 we anticipate further improvement to a decline of 3% at the midpoint of our guidance range. With continued strong cash generation in 2025, we further strengthened our balance sheet by reducing Net Debt during 2025 by $42 million, or 12%, to $308 million at the end of the year, and achieved 1.57x Net Debt Leverage, which is near the low end of our targeted long-term leverage range of 1.5x to 2.0x. Additionally, we provided $22 million of shareholder returns, including $14 million of cash dividends and $8 million of share repurchases. Looking forward to 2026, we recently announced a 33% increase in our dividend to $0.10 per share quarterly, or $0.40 per share annually. We also expect to remain opportunistic in terms of future share repurchases.”

Fourth Quarter 2025 Financial Results

•Net Sales were $631 million in the fourth quarter of 2025, a decrease of 11.0% compared to the same period in 2024. Excluding the 5.3% impact of the divestiture of the Company’s European operations, Net Sales declined 5.7%. The decline in Net Sales was primarily due to lower paper sales, lower print volumes, and lower logistics sales.
•Net Earnings were $11 million, or $0.22 Diluted Earnings Per Share, in the fourth quarter of 2025 compared to $5 million, or $0.09 Diluted Earnings Per Share, in the fourth quarter of 2024. The improvement was primarily due to the following: (1) lower restructuring, impairment and transaction-related charges, net; (2) lower selling, general and administrative expenses; (3) lower depreciation and amortization; (4) lower interest expense; and (5) benefits from increased manufacturing productivity, partially offset by the following: (1) the impact from lower Net Sales; (2) a non-cash settlement charge from defined benefit pension plan annuitization; (3) increased investments in innovative offerings to drive future revenue growth; and (4) the divestiture of the Company’s European operations.
•Adjusted EBITDA was $55 million in the fourth quarter of 2025, compared to $63 million in the same period in 2024. The decrease was primarily due to the impact of lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations, partially offset by lower selling, general and administrative expenses and benefits from improved manufacturing productivity.
•Adjusted Diluted Earnings Per Share was $0.36 in the fourth quarter of 2025 and 2024.

Full-Year 2025 Financial Results

•Net Sales were $2.4 billion in 2025, a decrease of 9.4% compared to 2024, or a 4.8% decline in Net Sales excluding the divestiture of the Company’s European operations. This decrease was primarily due to lower paper sales, lower print volumes, and lower logistics and agency sales, including the loss of a large grocery client in 2024, which annualized at the beginning of March 2025.
•Net Earnings were $27 million in 2025 compared to a Net Loss of $51 million in 2024. The improvement was primarily due to the following: (1) lower restructuring, impairment and transaction-related charges, net; (2) lower selling, general and administrative expenses; (3) lower depreciation and amortization; (4) lower interest expense; and (5) benefits from increased manufacturing productivity, partially offset by the following: (1) impact from lower Net Sales; (2) a non-cash settlement charge from defined benefit pension plan annuitization; (3) increased investments in innovative offerings to drive future revenue growth; and (4) the divestiture of the Company’s European operations.
•Adjusted EBITDA was $196 million in 2025, a decrease of $28 million compared to 2024. The decrease was primarily due to the impact of lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations, partially offset by lower selling, general and administrative expenses, and benefits from increased manufacturing productivity.
•Adjusted Diluted Earnings Per Share was $1.01 in 2025, increased 19% from $0.85 in 2024.
•Net Cash Provided by Operating Activities was $96 million in 2025 compared to $113 million in 2024. Free Cash Flow was $51 million compared to $56 million in 2024. The decline in Free Cash Flow was primarily due to a $17 million decrease in Net Cash Provided by Operating Activities mainly driven by timing of working capital, partially offset by a $12 million decrease in capital expenditures.
•Net Debt was $308 million at December 31, 2025, reduced from $350 million at December 31, 2024. The Debt Leverage Ratio was essentially flat at 1.57x at December 31, 2025, compared to 1.56x at December 31, 2024.
Dividend

Quad’s next quarterly dividend of $0.10 per share will be payable on March 13, 2026, to shareholders of record as of February 27, 2026.

2026 Guidance

The Company’s full-year 2026 financial guidance is as follows:

Financial Metric	2025 Actuals	2026 Guidance Range
Adjusted Annual Net Sales Change (1)	4.8% decline	1% to 5% decline
Full-Year Adjusted EBITDA	$196 million	$175 million to $215 million
Free Cash Flow	$51 million	$40 million to $60 million
Capital Expenditures	$45 million	$55 million to $65 million
Year-End Net Debt Leverage Ratio (2)	1.57x	Approximately 1.5x
(1) Adjusted Annual Net Sales Change excludes the 2025 Net Sales of $23 million and the 2024 Net Sales of $153 million from the Company’s European operations, divested on February 28, 2025.
(2) Net Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Conference Call and Webcast Information

Quad will hold a conference call at 8:30 a.m. ET on Wednesday, February 18, 2026, hosted by Joel Quadracci, Chairman and Chief Executive Officer of Quad, and Tony Staniak, Chief Financial Officer and Treasurer of Quad. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad’s website at http://www.quad.com/investor-relations. As part of the conference call, Quad will conduct a question-and-answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10206262/1033051e32a. Participants will be given a unique PIN to access the call on February 18. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:

• U.S. Toll-Free: 1-877-328-5508
• International Toll: 1-412-317-5424

The replay will be available via webcast on the Investors section of Quad’s website.

About Quad

Quad (NYSE: QUAD) is a marketing experience, or MX, company that helps brands make direct consumer connections, from household to in-store to online. The company does this through its MX Solutions Suite, a comprehensive range of marketing and print services that seamlessly integrate creative, production and media solutions across online and offline channels. Supported by state-of-the-art technology and data-driven intelligence, Quad simplifies the complexities of marketing by removing friction wherever it occurs along the marketing journey. The company tailors its uniquely flexible, scalable and connected solutions to each client’s objectives, driving cost efficiencies, improving speed-to-market, strengthening marketing effectiveness and delivering value on client investments.

Quad employs approximately 10,000 people in 10 countries and serves approximately 2,100 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service media agency, Rise, and creative agency, Betty. Quad is also one of the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to operating responsibly, intentional innovation and values-driven culture, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, capital expenditures, leverage, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company, including information under the heading “2026 Guidance,” and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets; the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creating downward pricing pressures and potential under-utilization of assets; the impact of changes in postal rates, service levels or regulations; the impact of rapid changes in technology, including artificial intelligence, and the risk the Company is unable to adapt its marketing offerings to compete in this technology-driven environment; the impact of increases in its operating costs, including the cost and availability of raw materials (such as paper, ink components and other materials), inventory, parts for equipment, labor, fuel and other energy costs and freight rates, and the risk the Company is unable to pass along such increases to clients; the impact macroeconomic conditions, including elevated interest rates, postal rate increases, tariffs, trade restrictions, cost pressures and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the risk the Company is unable to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to successfully identify, manage, complete and integrate acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact negative publicity could have on our business and brand reputation; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the impact of significant capital expenditures and investments that may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, to remain technologically and economically competitive, and to adapt to future changes, such as artificial intelligence; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment, goodwill and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, consumer protection, safety, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization (EBITDA), restructuring, impairment and transaction-related charges, net and the settlement charge from defined benefit pension plan annuitization. EBITDA Margin and Adjusted EBITDA Margin are defined as EBITDA or Adjusted EBITDA divided by Net Sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Net Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges, net and the settlement charge from defined benefit pension plan annuitization, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliations to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Investor Relations Contact

Julie Fraundorf
Executive Director, Corporate Development & Investor Relations
IR@quad.com

Media Contact

Claire Ho
Director, Corporate Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended December 31, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2025	2024
Net sales	$630.6	$708.4
Cost of sales	494.4	549.4
Selling, general and administrative expenses	81.3	96.6
Depreciation and amortization	18.9	23.1
Restructuring, impairment and transaction-related charges, net	(1.3)	19.6
Total operating expenses	593.3	688.7
Operating income	37.3	19.7
Interest expense	12.1	15.1
Net pension expense (income)	12.9	(0.2)
Earnings before income taxes	12.3	4.8
Income tax expense	1.2	0.1
Net earnings	$11.1	$4.7

Earnings per share
Basic	$0.23	$0.10
Diluted	$0.22	$0.09

Weighted average number of common shares outstanding
Basic	47.5	47.8
Diluted	49.9	51.2

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2025 and 2024
(in millions, except per share data)

	Year Ended December 31,
	(UNAUDITED)
	2025	2024
Net sales	$2,419.9	$2,672.2
Cost of sales	1,896.6	2,092.2
Selling, general and administrative expenses	325.9	356.8
Depreciation and amortization	78.6	102.5
Restructuring, impairment and transaction-related charges, net	21.8	101.5
Total operating expenses	2,322.9	2,653.0
Operating income	97.0	19.2
Interest expense	50.5	64.5
Net pension expense (income)	14.0	(0.8)
Earnings (loss) before income taxes	32.5	(44.5)
Income tax expense	5.5	6.4
Net earnings (loss)	$27.0	$(50.9)

Earnings (loss) per share
Basic	$0.57	$(1.07)
Diluted	$0.54	$(1.07)

Weighted average number of common shares outstanding
Basic	47.6	47.6
Diluted	49.9	47.6

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2025 and 2024
(in millions)

	(UNAUDITED)
	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$63.3	$29.2
Receivables, less allowances for credit losses	294.8	273.2
Inventories	143.5	162.4
Prepaid expenses and other current assets	36.8	69.5
Total current assets	538.4	534.3

Property, plant and equipment—net	461.6	499.7
Operating lease right-of-use assets—net	68.0	78.9
Goodwill	107.6	100.3
Other intangible assets—net	13.7	7.2
Other long-term assets	63.6	78.6
Total assets	$1,252.9	$1,299.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$342.0	$356.7
Other current liabilities	211.7	289.2
Short-term debt and current portion of long-term debt	47.0	28.0
Current portion of finance lease obligations	0.5	0.8
Current portion of operating lease obligations	23.0	24.0
Total current liabilities	624.2	698.7

Long-term debt	322.9	349.1
Finance lease obligations	0.8	1.3
Operating lease obligations	49.8	61.4
Deferred income taxes	4.0	3.2
Other long-term liabilities	122.6	135.4
Total liabilities	1,124.3	1,249.1

Shareholders’ Equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	846.2	842.8
Treasury stock, at cost	(36.3)	(28.0)
Accumulated deficit	(623.2)	(635.1)
Accumulated other comprehensive loss	(59.5)	(131.2)
Total shareholders’ equity	128.6	49.9
Total liabilities and shareholders’ equity	$1,252.9	$1,299.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2025 and 2024
(in millions)

	Year Ended December 31,
	(UNAUDITED)
	2025	2024
OPERATING ACTIVITIES
Net earnings (loss)	$27.0	$(50.9)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	78.6	102.5
Impairment charges	7.5	74.9
Settlement charge from defined benefit pension plan annuitization	12.8	—
Amortization of debt issuance costs and original issue discount	1.6	1.6
Stock-based compensation	6.6	7.3
Gain on the sale of an investment	—	(4.1)
Gains on the sale or disposal of property, plant and equipment, net	(20.7)	(22.5)
Loss on the sale of a business	0.5	—
Deferred income taxes	0.6	(2.0)
Changes in operating assets and liabilities - net of acquisitions and divestitures	(18.6)	6.1
Net cash provided by operating activities	95.9	112.9

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(45.2)	(57.2)
Cost investment in unconsolidated entities	(0.3)	(0.2)
Proceeds from the sale of property, plant and equipment	36.8	49.1
Proceeds from the sale of an investment	—	22.2
Acquisition of a business	(16.3)	—
Other investing activities	(2.7)	(1.2)
Net cash (used in) provided by investing activities	(27.7)	12.7

FINANCING ACTIVITIES
Payments of current and long-term debt	(28.6)	(183.7)
Payments of finance lease obligations	(1.0)	(2.7)
Borrowings on revolving credit facilities	1,260.0	1,458.1
Payments on revolving credit facilities	(1,260.4)	(1,457.8)
Proceeds from issuance of long-term debt	20.0	53.1
Payments of debt issuance costs and financing fees	(0.1)	(4.4)
Purchases of treasury stock	(8.0)	—
Equity awards redeemed to pay employees’ tax obligations	(3.6)	(2.1)
Payment of cash dividends	(14.4)	(9.4)
Other financing activities	—	(0.2)
Net cash used in financing activities	(36.1)	(149.1)

Effect of exchange rates on cash and cash equivalents	0.3	(0.2)
Net increase (decrease) in cash and cash equivalents, including cash classified as held for sale	32.4	(23.7)
Less: net decrease in cash classified as held for sale	(1.7)	—
Net increase (decrease) in cash and cash equivalents	34.1	(23.7)
Cash and cash equivalents at beginning of year	29.2	52.9
Cash and cash equivalents at end of year	$63.3	$29.2

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months and Years Ended December 31, 2025 and 2024
(in millions)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges, Net (1)
Three months ended December 31, 2025 (UNAUDITED)
United States Print and Related Services	$591.3	$40.7	$6.4
International	39.3	0.9	0.6
Total operating segments	630.6	41.6	7.0
Corporate	—	(4.3)	(8.3)
Total	$630.6	$37.3	$(1.3)

Three months ended December 31, 2024 (UNAUDITED)
United States Print and Related Services	$627.2	$37.5	$14.6
International	81.2	(4.9)	8.4
Total operating segments	708.4	32.6	23.0
Corporate	—	(12.9)	(3.4)
Total	$708.4	$19.7	$19.6

Year ended December 31, 2025 (UNAUDITED)
United States Print and Related Services	$2,214.4	$131.7	$25.1
International	205.5	7.9	3.9
Total operating segments	2,419.9	139.6	29.0
Corporate	—	(42.6)	(7.2)
Total	$2,419.9	$97.0	$21.8

Year ended December 31, 2024
United States Print and Related Services	$2,329.5	$112.8	$42.8
International	342.7	(45.7)	61.9
Total operating segments	2,672.2	67.1	104.7
Corporate	—	(47.9)	(3.2)
Total	$2,672.2	$19.2	$101.5
______________________________
(1)Restructuring, impairment and transaction-related charges, net are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended December 31, 2025 and 2024
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended December 31,
	2025	2024
Net earnings	$11.1	$4.7
Interest expense	12.1	15.1
Income tax expense	1.2	0.1
Depreciation and amortization	18.9	23.1
EBITDA (non-GAAP)	$43.3	$43.0
EBITDA Margin (non-GAAP)	6.9%	6.1%

Restructuring, impairment and transaction-related charges, net (1)	(1.3)	19.6
Settlement charge from defined benefit pension plan annuitization	12.8	—
Adjusted EBITDA (non-GAAP)	$54.8	$62.6
Adjusted EBITDA Margin (non-GAAP)	8.7%	8.8%
______________________________
(1)Operating results for the three months ended December 31, 2025 and 2024, were affected by the following restructuring, impairment and transaction-related charges, net:

	Three Months Ended December 31,
	2025	2024
Employee termination charges (a)	$17.3	$11.4
Impairment charges (b)	2.4	9.0
Acquisition adjustments and transaction-related charges, net (c)	(8.3)	(2.4)
Integration costs (d)	1.1	0.1
Other restructuring charges (income) (e)	(13.8)	1.5
Restructuring, impairment and transaction-related charges, net	$(1.3)	$19.6
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction and strategic divestiture activities.
(c)Acquisition adjustments and transaction-related charges, net consisted of adjustments to estimated acquisition consideration, partially offset by professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges (income) are presented net of a $11.6 million gain on the sale of an ancillary building in Sussex, Wisconsin, and a $3.6 million gain on the sale of the Greenville, Michigan facility during the three months ended December 31, 2025, partially offset by costs to maintain and exit closed facilities, as well as lease exit charges.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Years Ended December 31, 2025 and 2024
(in millions, except margin data)
(UNAUDITED)

	Year Ended December 31,
	2025	2024
Net earnings (loss)	$27.0	$(50.9)
Interest expense	50.5	64.5
Income tax expense	5.5	6.4
Depreciation and amortization	78.6	102.5
EBITDA (non-GAAP)	$161.6	$122.5
EBITDA Margin (non-GAAP)	6.7%	4.6%

Restructuring, impairment and transaction-related charges, net (1)	21.8	101.5
Settlement charge from defined benefit pension plan annuitization	12.8	—
Adjusted EBITDA (non-GAAP)	$196.2	$224.0
Adjusted EBITDA Margin (non-GAAP)	8.1%	8.4%
_________________________________
(1)Operating results for the years ended December 31, 2025 and 2024, were affected by the following restructuring, impairment and transaction-related charges, net:

	Year Ended December 31,
	2025	2024
Employee termination charges (a)	$26.1	$30.5
Impairment charges (b)	7.5	74.9
Acquisition adjustments and transaction-related charges, net (c)	(4.9)	(0.6)
Integration costs (d)	2.9	0.4
Other restructuring income, net (e)	(9.8)	(3.7)
Restructuring, impairment and transaction-related charges, net	$21.8	$101.5
________________________________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction and strategic divestiture activities, including $57.6 million related to the expected sale of the European operations to reduce the carrying value to its estimated fair value during the year ended December 31, 2024, as well as charges for operating lease right-of-use assets.
(c)Acquisition adjustments and transaction-related charges, net consisted of adjustments to estimated acquisition consideration, partially offset by professional service fees related to business acquisition and divestiture activities, including charges related to the sale of the European operations.
(d)Integration costs were primarily related to the integration of acquired companies.
(e)Other restructuring income, net is presented net of the following: a $11.6 million gain on the sale of an ancillary building in Sussex, Wisconsin, a $4.3 million gain on the sale of the West Sacramento, California facility, and a $3.6 million gain on the sale of the Greenville, Michigan facility during the year ended December 31, 2025, and a $20.5 million gain on the sale of the Saratoga Springs, New York facility during the year ended December 31, 2024, partially offset by costs to maintain and exit closed facilities, as well as lease exit charges.
In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Years Ended December 31, 2025 and 2024
(in millions)
(UNAUDITED)

	Year Ended December 31,
	2025	2024
Net cash provided by operating activities	$95.9	$112.9

Less: purchases of property, plant and equipment	45.2	57.2

Free Cash Flow (non-GAAP)	$50.7	$55.7

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND NET DEBT LEVERAGE RATIO
As of December 31, 2025 and 2024
(in millions, except ratio)
(UNAUDITED)

	December 31, 2025		December 31, 2024
Total debt and finance lease obligations on the condensed consolidated balance sheets	$371.2		$379.2
Less: Cash and cash equivalents	63.3		29.2
Net Debt (non-GAAP)	$307.9		$350.0

Divided by: Adjusted EBITDA for the year ended (non-GAAP)	$196.2		$224.0

Net Debt Leverage Ratio (non-GAAP)	1.57	x	1.56	x

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended December 31, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended December 31,
	2025	2024
Earnings before income taxes	$12.3	$4.8

Restructuring, impairment and transaction-related charges, net	(1.3)	19.6
Settlement charge from defined benefit pension plan annuitization	12.8	—
Adjusted net earnings, before income taxes (non-GAAP)	23.8	24.4

Income tax expense at 25% normalized tax rate	6.0	6.1
Adjusted net earnings (non-GAAP)	$17.8	$18.3

Basic weighted average number of common shares outstanding	47.5	47.8
Plus: effect of dilutive equity incentive instruments	2.4	3.4
Diluted weighted average number of common shares outstanding	49.9	51.2

Adjusted diluted earnings per share (non-GAAP) (1)	$0.36	$0.36

Diluted earnings per share (GAAP)	$0.22	$0.09
Restructuring, impairment and transaction-related charges, net per share	(0.02)	0.38
Settlement charge from defined benefit pension plan annuitization per share	0.26	—
Income tax expense from condensed consolidated statement of operations per share	0.02	—
Income tax expense at 25% normalized tax rate per share	(0.12)	(0.12)
Effect of dilutive equity incentive instruments	—	0.01
Adjusted diluted earnings per share (non-GAAP) (1)	$0.36	$0.36
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net; (ii) settlement charge from defined benefit pension plan annuitization; and (iii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Years Ended December 31, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Year Ended December 31,
	2025	2024
Earnings (loss) before income taxes	$32.5	$(44.5)

Restructuring, impairment and transaction-related charges, net	21.8	101.5
Settlement charge from defined benefit pension plan annuitization	12.8	—
Adjusted net earnings, before income taxes (non-GAAP)	67.1	57.0

Income tax expense at 25% normalized tax rate	16.8	14.3
Adjusted net earnings (non-GAAP)	$50.3	$42.7

Basic weighted average number of common shares outstanding	47.6	47.6
Plus: effect of dilutive equity incentive instruments (1)	2.3	2.8
Diluted weighted average number of common shares outstanding (1)	49.9	50.4

Adjusted diluted earnings per share (non-GAAP) (2)	$1.01	$0.85

Diluted earnings (loss) per share (GAAP)	$0.54	$(1.07)
Restructuring, impairment and transaction-related charges, net per share	0.44	2.01
Settlement charge from defined benefit pension plan annuitization per share	0.26	—
Income tax expense from condensed consolidated statement of operations per share	0.11	0.13
Income tax expense at 25% normalized tax rate per share	(0.34)	(0.28)
Effect of dilutive equity incentive instruments	—	0.06
Adjusted diluted earnings per share (non-GAAP) (2)	$1.01	$0.85
______________________________
(1)Effect of dilutive equity incentive instruments and diluted weighted average number of common shares outstanding for the year ended December 31, 2024 are non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net; (ii) settlement charge from defined benefit pension plan annuitization; and (iii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Net Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.